<PAGE 22>

                                                        EXHIBIT 10.12
                         SETTLEMENT AGREEMENT

     This settlement agreement is entered into and made as of the date below, by and between American Gaming and Entertainment, Ltd. ("AGEL"), AmGam Associates ("AmGam"), American Gaming and Resorts of Mississippi, Inc. ("AGRM"), Shamrock Holdings Group, Inc. ("Shamrock"), Bennett Management and Development Co. ("Bennett"), the Official Committee of Unsecured Creditors of AmGam Associates (the "AmGam Committee"), and the Official Unsecured Creditors Committee of American Gaming and Resorts of Mississippi, Inc. (the "AGRM Committee").

                               Recitals

          Whereas AGEL is the owner of a casino barge in Biloxi, Mississippi commonly known as the "Gold Coast Casino Barge,"

          Whereas AmGam and AGRM (collectively the "Debtors") are chapter 11 debtors-in-possession in cases pending before the United States Bankruptcy Court for the Southern District of Mississippi, Southern Division (the "Court") and have filed adversary proceedings against AGEL, Shamrock and Bennett seeking, among other things, to avoid the alleged fraudulent transfer of the Gold Coast Casino Barge to AGEL (the "Avoidance Action");

          Whereas Richard C. Breeden is the duly-appointed chapter 11 trustee for Bennett and the president of Shamrock, both of which are debtors in cases pending before the United States Bankruptcy Court for the Northern District of New York;

          Whereas the Avoidance Action is being prosecuted by the AmGam Committee and the AGRM Committee (collectively the "Committees") as representatives of the estates for the benefit of their respective estates;

          Whereas AGEL, Shamrock and Bennett have asserted various defenses to the allegations set forth in the Avoidance Action;

          Whereas AGEL has filed proofs of claim against the Debtors in an amount in excess of $44,664,514.45;

          Whereas Shamrock asserts that it possesses claims against the Debtors in an amount in excess of $29,816,595.00;

          Whereas the Debtors assert various defenses to the claims filed or asserted by AGEL and Shamrock;

          Whereas the Gold Coast Casino Barge presently is being chartered by AGEL to President Mississippi Charter Corporation ("President") pursuant to a Charter Agreement dated February 17, 1995 (the "President Lease");


<PAGE 23>

         Whereas President has purchased certain fixtures, furnishings and equipment pursuant to an order entered by the United States District Court for the Southern District of Mississippi on September 21, 1995 (the "President FF&E Purchase");

         Whereas the President Lease in the process of being amended pursuant to a settlement agreement with President approved on December 9, 1997 by the Court (the "President Settlement");

         Whereas the parties to this agreement have compromised the disputes between them;

          NOW THEREFORE, in full and final compromise and settlement of all claims that AmGam, AGRM, the AmGam Committee and the AGRM Committee may have against AGEL, Shamrock and/or Bennett, and of all claims that AGEL and Shamrock may have against the Debtors, the Debtors' chapter 11 estates, and/or their representatives, the undersigned covenant and agree as follows:

                                  Agreement

I.     Settlement Terms:

     A. On the eleventh (11th) day, or the first business day thereafter, following entry of an order (i) approving this settlement pursuant to Fed. R. Bankr. P. 9019 or (ii) confirming of a plan of reorganization under 11 U.S.C. Section 1129 incorporating the terms of this agreement, AGEL shall convey to a liquidating trustee appointed under a confirmed plan of reorganization, or such other entity designated by the Committees or appointed by the Court as the representative of the Debtors' estates if a plan of reorganization has not been confirmed, (i) an undivided 25% ownership interest in the Gold Coast Casino Barge, and (ii) an undivided 25% interest in all rights of the owner/lessor under the President Lease, which assets shall be held for the benefit of and distribution to the holders of allowed claims in the AmGam and AGRM bankruptcy cases, provided, however, that the terms of this provision will be inoperative if such order has been stayed by order of the Court and further that such terms will remain inoperative so long as such stay remains in effect. The time allotted in this provision for conveyances required by this provision may be extended with the consent of the parties.
 For purposes of this provision, time shall be calculated in the same manner provided for in Fed. R. Bankr. P. 9006(a).

     B. AGEL and Shamrock agree, in consideration for the terms of this settlement, to waive all of their secured claims against the Debtors, with the exception of the allowed secured claim of Ship Mortgage, L.P., upon entry of the order and the completion of the conveyances set forth in subparagraph A of this section, and to have one collective general allowed unsecured claim against the Debtors in the amount of $33,000,000.00, which claim shall be fully satisfied in accordance with the conditions of this agreement, and particularly, Sec. II hereinbelow. Except to the extent otherwise set forth in this agreement, AGEL and Shamrock also agree upon such occurrences to waive their right to receive distributions on their collective allowed unsecured claim from any assets


<PAGE 24

of the AmGam and AGRM estates, including the estate's share of payments under the President Lease and the President FF&E Purchase.

      C. AGEL, the Debtors and the Committees further recognize and agree that Shamrock holds a valid, properly perfected and unavoidable first mortgage on or security interest in the Gold Coast Casino Barge in the original principal amount of $2,040,603.75. In further consideration of the terms of this settlement the Debtors, the AmGam Committee, and the AGRM Committee agree not to contest the status of the Ship Mortgage L.P. Preferred Ship Mortgage (the "Mortgage") now held by Shamrock as a properly perfected and unavoidable first mortgage on or security interest in the Gold Coast Casino Barge in the original principal amount of $2,040,603.75.
 AGEL further agrees that it shall assume sole responsibility for the satisfaction of the Mortgage, Shamrock and AGEL agree, as consideration for the agreement by the Debtors, the AmGam Committee, and the AGRM Committee not to challenge the Mortgage, that there shall be no charge or encumbrance on account of such claim against the interests of other AmGam and AGRM creditors, or the interests of the AmGam and AGRM estates, in the above described 25% undivided ownership interest.

      D. In resolution of any objection the Committees, the Debtors and/or any representative of the estates have to the claims of AGEL, Shamrock, and/or Bennett, the parties further agree that AGEL and/or Shamrock or its assignee will be the only parties entitled to receive any distributions for claims of any kind asserted against the Debtors by AGEL, Shamrock and Bennett, or their officers, directors or stockholders whether such claims are secured, unsecured, direct or acquired claims or otherwise.

      E. The parties agree to act in good faith to take any and all steps necessary to secure approval of the settlement and confirmation of a plan of reorganization incorporating the terms of this settlement.

      F. AGEL, Shamrock, Bennett, and the members of the committees agree to vote in favor of, and the Committees will recommend that all other creditors vote in favor of, any plan of reorganization which incorporates the terms of this settlement.

      G. Other than payments under this distribution structure from the revenue stream generated by the President Lease and the payment described in section II below, holders of allowed claims in the AmGam bankruptcy case shall share only in distribution of assets owned by in the AmGam estate.

      H. Other than payments under this distribution structure from the revenue stream generated by the President Lease and the payments described in section II below, holders of AGRM allowed claims shall share only in distribution of assets owned by the AGRM estate.

II.     Distribution of Lease Payments Under the President Lease:

      A. All funds received from President under the terms of the President Lease (including,


<PAGE 25>

without limitation, any past due arrearage payments paid pursuant to the terms of the President Settlement) shall be disbursed upon receipt by the liquidating trustee, or, if applicable, such other entity as may be designated by the Committees or appointed by the Court as the representative of the Debtors' estates:

          1. 22.7% to the AmGam and AGRM estates respectively, to be divided in accordance with agreements between the AmGam Committee and AGRM Committees;

          2. 2.3% exclusively to the AmGam estate to address certain special needs of the AmGam estate; and

          3. 75% to AGEL and/or Shamrock or their assignee(s), if any, from which AGEL and Shamrock both agree to make a one-time contribution of $41,000 each to the AmGam estate for disbursement to creditors of that estate.

      B. Funds received by each estate in accordance with subparagraph A, shall be dedicated exclusively to the payment of creditors in each respective estate.

III.     Distribution of Proceeds from a Sale of the Gold Coast Casino
Barge:

          Under the terms of the President Lease, the President has the right to purchase the Gold Coast Casino Barge as specified therein. In the event the President elects to make such purchase, 25% of the net proceeds of the sale shall be delivered to the liquidating trustee appointed pursuant to a plan of reorganization, or, if applicable, such other entity as may be designated by the Committees or appointed by the Court to represent the Debtors' estates, for distribution to holders of allowed claims in the AmGam and AGRM estates, and the remaining 75% of the net sales proceeds shall be paid to AGEL and/or Shamrock or its assignee. As used in this provision, net proceeds is defined as those funds remaining after payment of all usual, customary and reasonable closing expenses related to the sale. Proceeds of the sale allocated to the AmGam and AGRM estates pursuant to this provision shall be allocated between the respective estates in accordance with the formula set forth in section II above.

IV.    Terms of the Trust

     A. The parties agree to support a plan of reorganization which provides that distributions to the parties under this agreement will be made through a liquidating trust (the "Trust"). The terms of the Trust and the rights and obligations of the trustee of the Trust (the "Trustee") shall be set forth in a written trust agreement (the "Trust Agreement") acceptable to the AmGam Committee, the AGRM Committee, AGEL, and Shamrock.
 Any Trustee selected to serve must be acceptable to AGEL, Shamrock, and the designated representative (the "Representative") of the holders of AGRM and AmGam unsecured claims.


<PAGE 26>

     B. The Trust Agreement shall provide that the Trustee shall have no power to take any actions out of the ordinary course of business with respect to the interest of the Gold Coast Casino Barge or the President Lease held in the Trust without the consent and approval of the Trustee or
 Representative, AGEL and Shamrock or its assignee. Such actions requiring consent (and the procedures for obtaining necessary consents and resolving any disputes among the parties hereto) will be generally defined in the Trust Agreement, unless expressly provided for in this agreement, and shall include any prepayment or other modification of the President Lease, any proposed sale, transfer or any other disposition of the Gold Coast Casino Barge, and the terms of any proposed settlement of any dispute or litigation with the lessee of the Gold Coast Casino Barge that would result in a reduction of or delay in receipt of any remaining unpaid lease payments under the current terms of the President Lease.

      C. As additional responsibilities, the Trustee shall receive and shall have the sole responsibility for receiving all revenue generated from payments owned by the President, or other sources, for lease or note payments due as a result of the President Lease of the Gold Coast Casino Barge including the purchases, under a note, of certain FF&E located thereon. The Trustee shall also have responsibility for payment of such funds as required herein and under the terms of a confirmed plan of reorganization containing the provisions of this settlement agreement. Except as stated in the following provision, neither the Trust nor the Trustee shall assume or be obligated to pay or perform any obligation of the owner under the President Lease, as amended, and AGEL and its successors shall be and remain liable for all such owner's obligations and shall indemnify and hold the Trust and the Trustee harmless from and against all such liabilities and obligations; provided, that the Trust shall assume only the obligations of the owner under the President Lease that accrue and are first performable thereunder during the period beginning on the Effective Date and ending on the date the Plan is fully consummated or such earlier date of termination of the President Lease, but such assumption, however, shall be enforced solely against the assets of the Trust and shall not impose any liability on or be enforceable against the Trustee or the beneficiaries of the Trust.

      D. The Representative, AGEL and Shamrock shall cooperate with each other in good faith and use their best efforts (i) to reach mutually acceptable terms with respect to any proposed sale, transfer or other disposition of the Casino Barge or any settlement of any dispute or litigation with the lessee of the Casino Barge for which the Trustee requires consent and approval as set forth in paragraph IV. B above, and
(ii) to establish procedures for timely response to any offer to purchase which may be made by the President pursuant to the settlement with President approved by the Bankruptcy Court by order dated January 7, 1998.

      E. Upon consummation of the conveyance set forth in sub paragraph A above, the Trustee shall be vested with (i) all rights and benefits pertaining to the 25% undivided ownership interest in the Gold Coast Casino Barge, and (ii) all rights the right to receive all charter hire and other payments thereunder, to enforce the collection of any sums or obligations payable or performable thereunder, to exercise any and all remedies available to the owner thereunder, and to grant or withhold any consent thereunder. The beneficiaries of the Trust shall be the creditors of AmGam and AGRM, including AGEL and Shamrock or its assignee, if any.


<PAGE 27>

V.     Conditions to Effectiveness of Agreement.

       This agreement shall be subject to approval of the United States Bankruptcy Court for the Northern District of New York (as to Shamrock and Bennett) and the United States Bankruptcy Court for the Southern District of Mississippi (as to AmGam and AGRM).

VI.     Releases

        Approval of the terms of this settlement as required by its terms shall constitute a release and discharge by each of the parties of any and all claims, whether known or unknown, presently existing or which may arise in the future, that a party may have for any reason against another party and/or such party's respective officers, directors, agents, employees, legal representatives, trustees, and professionals (except as otherwise expressly contemplated by this agreement).

VII.     Miscellaneous

      A. Choice of Law: This agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, except where applicable federal laws apply.

      B. Entire Agreement: This agreement constitutes the entire agreement of the parties on the subjects contained herein and supersedes all prior and contemporaneous negotiations and agreements, oral and written, except that nothing in this agreement shall or shall be deemed to supersede any prior agreements approved by applicable courts.

      C. No Waiver: One or more waivers of a breach of any term or provision of this agreement by any party shall not be construed as being a waiver of a subsequent breach of the same covenant, term, or provision.

      D. Modification: This agreement may be modified only in a writing signed by the party to be charged.

      E. Severability: If any provision or term of the agreement is held illegal, invalid, or unenforceable, such provision or term shall be fully severable and this agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never had comprised part of this agreement. The remaining terms of this agreement shall remain in full force and effect.

      F. Rules of Construction: The terms of this agreement shall be construed in all cases as a whole, according to their fair meaning, and shall not be construed strictly for or against any party. As used in this agreement, the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

      G. Enforcement: The parties to this agreement agree that should any party sue another


<PAGE 28>

party for that party's breach of the agreement, the suing party shall be entitled to recover its/his attorneys fees and costs of court if successful. The parties to this agreement concur and covenant that the relief which may be sought to enforce the provision includes declaratory and injunctive relief.

      H. Successors and Heirs: This agreement shall be binding on the parties and upon the parties' respective heirs, administrators, legal representatives, trustees, executors, successors and assigns and shall inure to the benefit of the parties and each of their respective heirs, administrators, legal representatives, trustees, executors, successors and assigns.



<PAGE 29>

AGREED AS OF THIS 21st day of August 1998.

                                      AMGAM ASSOCIATES, DEBTOR

                                      BY:  JOHN HEDGLIN
                                          ________________________
                                      ITS: Counsel
                                          ________________________


<PAGE 30>

                                      AMERICAN GAMING & RESORTS OF
                                      MISSISSIPPI, INC., DEBTOR

                                      BY:  JOHN HEDGLIN
                                           ______________________

                                      ITS: Counsel
                                      ______________________


<PAGE 31>

                                      AMERICAN GAMING &
                                      ENTERTAINMENT, LTD, A DELAWARE
                                      CORP.

                                      BY:  J. DOUGLAS WELLINGTON
                                           _____________________
                                      ITS: President & CEO

                                      AND

                                      BYRD & WISER

                                      BY:  ROBERT BYRD 8/21/98
                                           ______________________
                                      ITS COUNSEL


<PAGE 32>

                                      SHAMROCK HOLDINGS GROUP, INC.,
                                      A DELAWARE CORP.

                                      BY: RICHARD C. BREEDEN
                                           ________________________
                                      ITS: President
                                           ________________________

                                      AND

                                      Baker & Botts LLP

                                      BY: BOBBIE T. SHELL
                                           ________________________
                                      ITS COUNSEL




                                      BENNETT MANAGEMENT AND
                                      DEVELOPMENT CO.


                                      BY:  RICHARD C. BREEDEN
                                         __________________________
                                      ITS TRUSTEE

                                      AND

                                       Baker & Botts LLP

                                      BY:  BOBBIE T. SHELL
                                         __________________________
                                      ITS COUNSEL


<PAGE 33>

                                      OFFICIAL COMMITTEE OF
                                      UNSECURED CREDITORS OF AMGAM
                                      ASSOCIATES

                                      BY:  PATRICIA J. JOYNER
                                           ______________________
                                      ITS: President

                                      AND

                                      T. Glover Roberts

                                      BY:  T. GLOVER ROBERTS
                                           ______________________

                                      ITS COUNSEL


<PAGE 34>

                                      OFFICIAL COMMITTEE OF
                                      UNSECURED CREDITORS OF
                                      AMERICAN GAMING AND RESORTS
                                      OF MISSISSIPPI, INC.

                                      BY:  TIM FOWLKES
                                           ______________________
                                      ITS: Chairman

                                      AND

                                            WILLIAM S. BOYD, III
                                           ______________________

                                      BY: William S. Boyd, III
                                      ITS COUNSEL